EXHIBIT 8.13(b)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

Among

KEMPER INVESTORS LIFE INSURANCE COMPANY,

PIMCO VARIABLE INSURANCE TRUST,

and

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

(formerly known as PIMCO FUNDS DISTRIBUTORS LLC)

This Amendment No. 1 dated June 23, 2008, to the Participation Agreement dated January 5, 1999 (the “Agreement”) between Kemper Investors Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust (the “Fund”), and Allianz Global Investors Distributors LLC (formerly known as PIMCO Funds Distributors LLC) (the “Underwriter”) (collectively the “Parties”) is effective as of February 29, 2008. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties to the Agreement desire to add a new separate account of the Company to the Separate Accounts listed on Schedule A of the Agreement; and

WHEREAS, the Parties to the Agreement desire to add the Administrative Class Shares of the PIMCO Global Bond Portfolio (Unhedged) to the Portfolios listed in Schedule A of the Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Agreement and herein, the parties to the Agreement hereby amend the Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	The notice address for the Company specified in Article XI is hereby amended to read as follows:

“If to the Company: Kemper Investors Life Insurance Company, 15375 SE 30th Place, Suite 310, Bellevue, WA 98007, Attn: President”

The Agreement otherwise remains in full force and effect.

[Signatures on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Participation Agreement as of the date first written above.

KEMPER INVESTORS LIFE INSURANCE COMPANY

By its authorized officer

By:/s/ Diane C. Davis_______________________

Title: President and Chief Operating Officer

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer

By:/s/ Ernest Schmider

Title: President

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

(formerly known as PIMCO FUNDS DISTRIBUTORS LLC)

By its authorized officer

By:/s/ Brian Jacobs

Title: Managing Director

SCHEDULE A

(as amended February 29, 2008)

Administrative Class

Low Duration Portfolio

Foreign Bond Portfolio (U.S. Dollar-Hedged)

Global Bond Portfolio (Unhedged)

Separate Accounts

KILICO Variable Annuity Separate Account (established May 29, 1981)

KILICO Variable Annuity Separate Account – 3 (established December 13, 2007)

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